UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Syros Pharmaceuticals, Inc. (the “Company”) is party to an Amended and Restated Cancer License Agreement (the “1425 License Agreement”) with TMRC Co., Ltd. (“TMRC”), pursuant to which TMRC granted the Company an exclusive license, with the right to sublicenses, under patent rights, data, regulatory filings, and other intellectual property controlled by TMRC related to the development or commercialization of SY-1425 (tamibarotene) for human cancer indications in North America and Europe. On January 8, 2021, the Company amended the 1425 License Agreement (the “1425 License Agreement Amendment”) to expand the territory under which the Company is licensed to include Central and South America, Australia, Israel and Russia. No additional consideration is due to TMRC in connection with this amendment, other than the obligation to pay royalties on net sales in those territories on the terms previously set forth in the 1425 License Agreement.

The foregoing description of the terms of the 1425 License Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the 1425 License Agreement Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021.

Item 2.02	Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2020, the Company announced in a press release on January 11, 2021, that it expects to report that it had approximately $174 million of cash, cash equivalents and marketable securities as of December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this Form 8-K and in Exhibit 99.1 regarding the Company’s unaudited cash balance as of December 31, 2020 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2020 and its results of operations for the three months and year ended December 31, 2020. The audit of the Company’s consolidated financial statements for the year ended December 31, 2020 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 and in Exhibit 99.1 regarding the Company’s unaudited cash balance as of December 31, 2020 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Press Release

On January 11, 2021, the Company issued a press release announcing its 2021 business objectives. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference (in each case, excluding the information regarding the Company’s unaudited cash balance as of December 31, 2020, which is furnished pursuant to Item 2.02 above). The information contained on the websites referenced in the press release is not incorporated herein.

Biomarker License Agreement

The Company has developed its own patent portfolio related to SY-1425, which generally discloses methods of identifying and treating patients wo are sensitive to RARα agonists, including SY-1425, based on the expression of certain biomarkers, including RARA. On January 8, 2021, the

Company entered into a license agreement (the “Biomarker License Agreement”) with TMRC under which the Company granted TMRC an exclusive license, with the right to grant sublicenses, under these patent rights and certain know-how that it controls related to the RARA biomarker for the development and commercialization of SY-1425 for human cancer indications in Japan, China, South Korea, India and Taiwan (the “TMRC Territory”). Under the Biomarker License Agreement, TMRC will be obligated to pay the Company a low single-digit royalty on net sales of SY-1425 in the TMRC Territory during a pre-specified royalty term to the extent the manufacture, use or sale of SY-1425 infringes a valid claim of the patent rights or is developed using know-how licensed to TMRC under the Biomarker License Agreement.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s development plans with respect to its drug candidates, the timing of anticipated data readouts from its clinical trials, the timing of nomination of the Company’s next development candidate, the Company’s estimates regarding its balance of cash, cash equivalents and marketable securities for the year ended December 31, 2020, and the sufficiency of the Company’s capital resources to fund its anticipated operating expenses and capital expenditure requirements into the second half of 2022. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including the Company’s ability to advance the development of its programs, including SY-1425, SY-5609 and SY-2101, under the timelines it projects in current and future clinical trials; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; replicate scientific and non-clinical data in clinical trials; successfully develop a companion diagnostic test to identify patients with the RARA biomarker; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties, including its ability to perform under its collaboration agreements with Incyte Corporation and Global Blood Therapeutics; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. In addition, the extent to which the COVID-19 outbreak continues to impact the Company’s workforce and discovery research, supply chain and clinical trial operations activities, and the operations of the third parties on which the Company relies, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 11, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: January 11, 2021	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Chief Legal & Administrative Officer